UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2004

CV THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-21643	43-1570294
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3172 Porter Drive

Palo Alto, California 94304

(Address of Principal Executive Offices, including Zip Code)

(650) 384-8500

(Registrant’s Telephone Number, including Area Code)

ITEM 5. OTHER EVENTS

On June 2, 2004, we announced that we and the U.S. Food and Drug Administration (FDA) have reached written agreement on a protocol for a clinical trial of Ranexa™ (ranolazine) which, if successful, would support the approval of Ranexa for the treatment of chronic angina in a restricted patient population. This agreement was reached under the FDA’s special protocol assessment (SPA) process.

The foregoing description is qualified in its entirety by reference to our press release dated June 2, 2004, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward-Looking Statements. This report may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future clinical or product development, financial performance or regulatory review of our potential products. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of those terms and other comparable terminology. These statements reflect only management’s current expectations. Important factors that could cause actual results to differ materially from the forward-looking statements we make or incorporate by reference in this report are set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as may be updated from time to time by our future filings under the Securities Exchange Act. If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. CVT disclaims any intent or obligation to update these forward-looking statements.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	Exhibits.

99.1	Registrant’s Press Release dated June 2, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2004	CV THERAPEUTICS, INC.

	By:	/S/ DANIEL K. SPIEGELMAN
Daniel K. Spiegelman Senior Vice President and Chief Financial Officer